SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2004

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25226	22-3285224

(State Or Other Jurisdiction Of Identification No.)	(Commission File Number)	(IRS Employer Incorporation)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 884-5800

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits
SIGNATURE
Letter from Ernst & Young LLP

Item 4. Changes in Registrant’s Certifying Accountant.

On March 31, 2004, upon the recommendation and approval of the Audit Committee of the Board of Directors of Emerson Radio Corp. (the “Company”), the Company dismissed Ernst & Young LLP (“E&Y”) and engaged BDO Seidman, LLP (“BDO”) as the Company’s independent auditors for the fiscal year ending March 31, 2004.

During the Company’s fiscal years ended March 31, 2002 and 2003, and through the date of this Current Report on Form 8-K, there have been no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports provided by E&Y for the fiscal years ended March 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion nor was any report modified as to uncertainty, audit scope or accounting principles. The Company has provided a copy of this disclosure to E&Y in compliance with the provisions of Item 304(a)(3) of Regulation S-K and has requested a letter from E&Y addressed to the Securities and Exchange Commission stating that E&Y agrees with the statements as set forth above. A copy of that letter, dated as of April 2, 2004, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years and through the date of this Current Report on Form 8-K, neither the Company nor anyone on behalf of the Company has consulted with BDO regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events required to be disclosed under Items 304(a)(1) of Regulation S-K. BDO has provided tax services to the Company during the fiscal years ended March 31, 2002 and 2003 and through the date of this Current Report on Form 8-K and is expected to continue to provide such services to the Company.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     Exhibit 16.1 — Letter from Ernst & Young LLP dated April 2, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Kenneth A. Corby
	Name:	Kenneth A. Corby
	Title:	Executive Vice President and Chief Financial Officer

Dated: April 2, 2004